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                                                            Exhibit (N) 3.


                             SM&R INVESTMENTS, INC.
                               (SM&R EQUITY FUNDS)

                               MULTIPLE CLASS PLAN

                                December 31, 2000

         This Multiple Class Plan (the "Multi-Class Plan") is adopted by SM&R Investments, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") for three of the Fund's series: the SM&R Growth Fund, the SM&R Equity Income Fund, and the SM&R Balanced Fund (individually and collectively, the "Series").

         Each of the three Series currently has three classes of shares of common stock (the "Shares"), designated as Class A Shares, Class B Shares, and Class T Shares. These classes of Shares have different sales charges and distribution and service ("12b-1") fee structures.

SECTION 1: DISTRIBUTION ARRANGEMENTS AND SERVICE FEES

         (a)  INTRODUCTION.

         Each Class of Shares of the three Series will have the same relative rights and privileges, except that, as set forth in this Plan, they shall differ with respect to (i) sales, distribution and other charges and expenses as initially provided for in Section 1 of this Plan and as subsequently provided for in the Fund's prospectus and statement of additional information discussing the Series, as the same may be amended from time to time (each a "Prospectus" and "SAI," and collectively, the "Prospectus" and "SAI"); (ii) the exclusive right of each Class of Shares to vote on matters submitted to shareholders that relate solely to that Class or for which the interests of one Class differ from the interests of another Class or Classes; (iii) such differences relating to eligible investors as may be set forth in the Prospectus and SAI; (iv) the designation of each Class of Shares; and (v) conversion features.

         The board of directors of the Fund (the "Board") may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a Class of Shares are appropriate and amend this Plan accordingly without the approval of shareholders of any Class to the extent permitted by law.

         (b) DISTRIBUTION FEES: As discussed below, the Class A and Class B Shares (the "12b-1 Classes") shall be offered by each of the three Series pursuant to a Distribution and Shareholder Servicing Plan, adopted pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan"), providing for a distribution fee (the "Distribution Fee") and a shareholder services fee (the "Service Fee") at annual rates computed based on the value of the average daily net assets of the Series attributable to the relevant Classes of Shares. Such fee shall be calculated daily and paid periodically by the Series. The Distribution Fee is intended to compensate Securities Management and Research, Inc. ("SM&R"), or enable SM&R to compensate other persons, including any distributor of Shares, for services that are primarily intended to result in, or that are primarily attributable to, the sale of Shares attributable to the relevant 12b-1 Class. The Service Fee payable under the Plan is intended to compensate SM&R, or enable SM&R to compensate other persons ("Service Providers"), for providing ongoing servicing and/or maintenance of the accounts of shareholders of the applicable Class of the Series ("Shareholder Services").

         (c) ADMINISTRATIVE SERVICE FEE. As discussed below, all Classes of Shares of the three Series shall be subject to an administrative service fee (the "Administrative Fee") at an annual rate computed based on the value of the average daily net assets of each Series. The Administrative Fee declines with respect to higher asset levels, as set forth in the Prospectus and/or SAI (as revised from time to time) and an administrative services agreement between the Fund and SM&R (the "Administrative Agreement"). Pursuant to the Administrative Agreement, SM&R has agreed to pay the Fund or reimburse the Fund for the expenses attributable to all Classes (including the advisory fee and Administrative Fee paid to SM&R and any other fees allocated to all Classes of shares of the Fund based on average daily net assets, but exclusive of interest, taxes, the Service Fee, the Distribution Fee, commissions and other expenses incidental to portfolio transactions and any other Class Expenses, as defined below) in excess of 1.25% per year of such Class's average daily net assets.

         (d) CONTINGENT DEFERRED SALES CHARGE. As discussed below, some Class A Shares and all Class B Shares shall be subject to a contingent deferred sales charge ("CDSC") calculated as a specified percentage of the offering price of the Shares of the relevant Class at the time of purchase. No CDSC shall be imposed on Shares of


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a Class unless so provided in the Prospectus. No CDSC shall be imposed on increases in the net asset value of the Shares being redeemed above the initial purchase price. No CDSC shall be assessed on Shares derived from reinvestment of dividends or capital gain distributions. SM&R, in its discretion, may waive a CDSC otherwise due upon the redemption of Shares on terms disclosed in the Prospectus or SAI and as allowed under Rule 6c-10 and other applicable rules of the 1940 Act.

         (e) EXCHANGE PRIVILEGES. Exchanges shall be permitted, without charge, between each Class of Shares of a Series and corresponding classes of other investment funds advised by SM&R, including the classes of the other Series of the Fund, on terms described in the Prospectus. Exchanges shall also be permitted, without charge, between (i) each Class of Shares, except Class B Shares, and the corresponding class of SM&R Government Bond Fund and SM&R Tax Free Fund, each a multi-class series of the Fund, and (ii) each Class and the Fund's Primary Fund or Money Market Fund, on terms described in the Prospectus. Each class or series of shares that may be exchanged for Shares of any of the Classes is referred to herein as a "Portfolio."

         (f)  CLASS-SPECIFIC ARRANGEMENTS.

         The Classes of Shares have the following distribution fee arrangements:

         CLASS A SHARES. Class A Shares shall be sold subject to a front-end sales charge as approved from time to time by the Board and set forth in the Prospectus. The front-end sales charge is reduced for investments made in amounts over certain levels, or "breakpoints," and is eventually eliminated with respect to investments in Class A Shares in an amount of One Million Dollars ($1,000,000.00) or more. The currently proposed front-end sales charges and corresponding breakpoints for the Class A Shares are as follows:

--------------------------------------------------------------------------------------------------------------------
Amount Invested                           Sales Charge as a % of Offering       Sales Charge as a % of Amount
                                          Price                                 Invested
--------------------------------------------------------------------------------------------------------------------
Less than $50,000                                       5.00%                                 5.30%
--------------------------------------------------------------------------------------------------------------------
$50,000 but less than $100,000                          4.50%                                 4.70%
--------------------------------------------------------------------------------------------------------------------
$100,000 but less than $250,000                         3.50%                                 3.60%
--------------------------------------------------------------------------------------------------------------------
$250,000 but less than $500,000                         2.50%                                 2.60%
--------------------------------------------------------------------------------------------------------------------
$500,000 but less than $1,000,000                       1.50%                                 1.50%
--------------------------------------------------------------------------------------------------------------------
$1,000,000 and over                                   See below                                None
--------------------------------------------------------------------------------------------------------------------

         Shares that are not subject to a front-end sales charge because a purchaser invests $1,000,000.00 or more in Class A Shares shall be subject to a CDSC of 1% of the offering price if the shareholder redeems such shares purchased within 13 months after such purchase.

         Class A Shares also shall be (i) subject to a Distribution Fee of .25% of the value of the average daily net assets attributable to Class A Shares; and (ii) subject to an Administrative Fee at a maximum annual rate of .25% of the value of the average daily net assets attributable to Class A Shares. Class A Shares may be exchanged at their relative net asset values for Class A shares of another Portfolio at their relative net asset values, on terms described in the Prospectus.



         CLASS B SHARES: Class B Shares shall be subject to a CDSC on Shares redeemed as follows:

                            YEARS SINCE PURCHASE OF
                                CLASS B SHARES                          CDSC
                                --------------                          ----
                                      Year 1                             5%

                                      Year 2                             4%

                                      Year 3                             3%


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
                                      Year 4                             2%

                                      Year 5                             1%

                                     Year 6+                             0%


         Class B Shares also shall be (i) subject to an Administrative Fee at a maximum annual rate of .25% of the average daily net assets attributable to Class B Shares; and (ii) subject to a Distribution Fee of .50% of the value of the average daily net assets attributable to Class B Shares; and (iii) subject to a Service Fee of .25% of the value of the average daily net assets attributable to Class B Shares. Class B Shares automatically convert to Class A Shares after eight years. Such conversion will occur at the relative net asset value per Share of each Class without the imposition of any sales charge, fee or other charge. Class B Shares may be exchanged at their relative net asset values for Class B Shares of another Portfolio at their relative net asset values, on terms described in the Prospectus.

         CLASS T SHARES (EXISTING SHAREHOLDERS AND DESIGNATED PERSONS). Class T Shares shall be (i) offered only to existing shareholders (I.E., accounts in the Fund prior to the implementation of this Plan) and certain other persons designated in the Prospectus ("Designated Persons"); (ii) subject to an Administrative Fee at the maximum annual rate of .25% of the value of the average daily net assets attributable to Class T Shares; (iii) not subject to any Service Fee; and (iv) not subject to any Distribution Fee. Class T Shares shall be subject to a front-end sales charge that is reduced at certain breakpoints as set forth below and is eventually eliminated with respect to investments in the Fund in an amount of Five Hundred Thousand Dollars ($500,000.00):

--------------------------------------------------------------------------------------------------------------------
Amount Invested                           Sales Charge as a % of Offering       Sales Charge as a % of Amount
                                          Price                                 Invested
--------------------------------------------------------------------------------------------------------------------
Less than $50,000                                       5.75%                                 6.10%
--------------------------------------------------------------------------------------------------------------------
$50,000 but less than $100,000                          4.50%                                 4.70%
--------------------------------------------------------------------------------------------------------------------
$100,000 but less than $250,000                         3.50%                                 3.60%
--------------------------------------------------------------------------------------------------------------------
$250,000 but less than $500,000                         2.50%                                 2.60%
--------------------------------------------------------------------------------------------------------------------
$500,000 and over                                        None                                  None
--------------------------------------------------------------------------------------------------------------------


SECTION 2:  ALLOCATION OF CLASS EXPENSES

         Each Class of Shares of each Series represents interests in that Series, and each has the same rights, preferences, voting powers, restrictions and limitations, as the other Classes, except as follows:

         (1) expenses related to the distribution of a Class of Shares or to the services provided to shareholders of a Class of Shares shall be borne solely by such Class;

         (2) each Class will bear different Class Expenses (as defined below);

         (3) each Class will have exclusive voting rights with respect to matters that exclusively affect such Class; and

         (4)      each Class will bear a different name or designation.

         Expenses that are directly attributable to a particular Class of Shares will be incurred by that Class of Shares. The Board, acting in its sole discretion, has determined that the following expenses attributable to the Shares of a particular Class ("Class Expenses") will be borne solely by the Class to which they are attributable:

         (1)      asset-based distribution fees and shareholder service fees;
         (2)      transfer agency fees attributable to a particular Class;
         (3) expenses related to preparing, printing, mailing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific Class;


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         (4)      state and federal registration fees incurred by a specific
                  Class;
         (5)      litigation and other legal expenses relating to a particular
                  Class;
         (6) directors' fees and expenses incurred as a result of issues relating solely to a particular Class;
         (7)      accounting, audit and tax expenses relating to a specific
                  Class;
         (8)      the expenses of administrative personnel and services required to support the shareholders of a specific Class; and
         (9)      fees and other payments made to entities performing services for a particular Class, including account maintenance, dividend disbursing or subaccounting services.

         Class Expenses may be waived or reimbursed proportionately and on a pro rata basis between Classes of a Series by SM&R, the Series' investment adviser and distributor. Investment advisory fees, custodial fees, and other expenses relating to the management of the Series' assets shall not be allocated on a class-specific basis.

SECTION 3:  ALLOCATION OF SERIES INCOME AND EXPENSES

         Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific Class pursuant to Section 2 above, shall be allocated to each Class of a Series on the basis of the proportionate net assets of that Class in relation to the net assets of that Series. On a daily basis, the total income, dividends, other income accrued and Series-level expenses incurred are multiplied by the proportionate value of the Series' net assets attributable to each Class to determine the income and expenses attributable to that Class for the day. Expenses properly attributable to each Class are recorded separately and charged to that Class. Net income for each Class is then determined for the day and segregated on the Fund's general ledger. Dividends are calculated in the same manner for each Class and declared and paid on all Classes of Shares on the same days and at the same times.

SECTION 4:  AMENDMENTS

         This Multi-Class Plan may not be amended to change any material provision unless such amendment is approved by a vote of the majority of the Board, including a majority of the Directors who are not interested persons of the Fund (as defined in Section 2(a)(19) of the 1940 Act) (the "Independent Directors"), based on its finding that the amendment is in the best interest of each Class individually and the relevant Series as a whole.

SECTION 5: TERMINATION

         This Multi-Class Plan shall remain in effect until such time as the Board terminates this Multi-Class Plan or makes a material change to this Multi-Class Plan. Any material change to this Multi-Class Plan must be approved by the Board, including a majority of the Independent Directors, as being in the best interests of each Class of Shares and each Series as a whole.

SECTION 6:  RECORD KEEPING

         The Fund shall preserve copies of this Multi-Class Plan and any related agreements for a period of not less than six years from the date of this Multi-Class Plan or agreement, the first two years in an easily accessible place, or for such other periods as may be required by applicable law.

SECTION 7: FILING

         This Plan shall be filed as an exhibit to the Fund's Registration Statement on Form N-1A with the U.S. Securities and Exchange Commission, with the next amendment of such Registration Statement filed after the date hereof.

SECTION 8: INTERPRETATION; MEANING OF CERTAIN TERMS.

         (a) This Plan shall be interpreted in accordance with the 1940 Act and Rule 18f-3 thereunder.

         (b) As used in this Plan, the term "interested person" shall have the same meaning that such term has under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Fund under the 1940 Act by the Securities and Exchange Commission.

         (c) The provisions of this Plan are severable for each Class.


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

SECTION 9. DATE OF EFFECTIVENESS.

         This Plan will become effective with respect to each Class of Shares of a Series on December 31, 2000 or on such other date as interests in that Class are first offered to or held by the public, subject to approval by the Board as required by Rule 18f-3 under the 1940 Act.





IN WITNESS WHEREOF, the Fund has executed this Multi-Class Plan on the day and year set forth below.

Date: December 31, 2000
     -------------------------

                                        SM&R INVESTMENTS, INC.



ATTEST:                                 By: /s/ Michael W. McCroskey
                                           -------------------------------------
                                            Michael W. McCroskey, President

/s/ Teresa Axelson
------------------------------
Teresa E. Axelson, Secretary



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